As filed with the Securities and Exchange Commission on January 30, 2020

Registration No. 333-227729

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	84-2331507
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Robert Haiman
14185 Dallas Parkway, Suite 1100	14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254	Dallas, Texas 75254
(972) 490-9600	(972) 490-9600
(Address, including zip code, and telephone number,	(Name, address, including zip code, and
including area code, of registrant’s principal executive offices)	telephone number, including area code, of agent for service)

Copy to:

Richard M. Brand
Cadwalader, Wickersham & Taft LLP

One World Financial

New York, New York 10281

(212) 504-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share	—		—	—		—
Preferred Stock, par value $0.001 per share	—		—	—		—
Depositary Shares	—		—	—		—
Debt Securities	—		—	—		—
Warrants	—		—	—		—
Rights	—		—	—		—
Units	—		—	—		—
Total	$150,000,000	(1)		$150,000,000	(1)		(1)

(1)         The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor upon the filing of the original registration statement on Form S-3 (File No. 333-227729). Consequently, no additional registration fees are required in connection with the filing of this Post-Effective Amendment No. 1.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-227729 (the “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Ashford Inc. (formerly known as Ashford Nevada Holding Corp.), a Nevada corporation (the “Company” or the “Registrant”) as the successor registrant to OAINC II Inc. (formerly named Ashford Inc.), a Maryland corporation and the former publicly-traded parent of the Company (the “Predecessor”).

On November 6, 2019, in connection with the business combination and transactions contemplated by that certain Combination Agreement, dated May 31, 2019 (as subsequently amended by the First Amendment thereto dated July 17, 2019 and the Second Amendment thereto dated August 28, 2019), the Predecessor effected a holding company reorganization in which the Company became the parent company of the Predecessor (the “Reorganization”). To effect the Reorganization, the Predecessor formed the Company and in turn caused the Company to form Ashford Merger Sub Inc., a Maryland corporation and wholly owned subsidiary of the Company (“Merger Sub”). The Reorganization and change in holding company organizational structure was implemented by merging Merger Sub with and into the Predecessor, with the Predecessor surviving as a wholly owned subsidiary of the Company and, by virtue of the Reorganization, (i) each issued and outstanding share of common stock, par value $0.01 per share, of the Predecessor was converted into one share of common stock, par value $0.001 per share, of the Company having the same rights, powers and preferences and the same qualifications, limitations and restrictions as a share of the Predecessor’s common stock and (ii) each issued and outstanding share of Series B Convertible Preferred Stock of the Predecessor outstanding immediately prior to the effective time of Reorganization was converted into one share of Series D Convertible Preferred Stock. The Company is the successor issuer of the Predecessor under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In accordance with Rule 414(d) under the Securities Act, the Company, as the successor issuer to the Predecessor, hereby expressly adopts the Registration Statement as its own registration statement (except as specifically amended by this Post-Effective Amendment No. 1) for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act. Registration fees were paid at the time of the original filing of the Registration Statement. No changes are being made hereby to the prospectus which forms a part of the Registration Statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The information set forth in this item is incorporated by reference from Item 14 of the Registration statement on Form S-3, File No. 333-227729, effective as of October 15, 2018.

Item 15. Indemnification of Directors and Officers.

The Registrant’s charter provides for the indemnification of the Registrant’s officers and directors against liabilities to the fullest extent permitted by the Nevada Revised Statutes (the “NRS”), as amended from time to time.

The Registrant’s charter provides that the Registrant must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Registrant, by reason of the fact that he or she is or was a director or officer of the Registrant, or while serving as a director or officer of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interest, and in the case of criminal action, suit or proceedings had no reasonable cause to believe his or her conduct was unlawful. With respect to a derivative action, indemnity will be made only for expenses actually and reasonably incurred in defending the proceeding and, in some cases, amounts paid in settlement, provided the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant. However, the Registrant may not indemnify such persons for acts and inaction for which they would be liable under NRS 78.138, nor may it indemnify anyone found to be liable to the Registrant unless a court determines otherwise. The Registrant’s charter also provides that the Registrant must pay expenses in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. To the extent that the officer or director is successful on the merits in a proceeding against him or her because of their position, the Registrant must indemnify him or her against all expenses reasonably incurred, including attorney’s fees.

The advisory agreements between the Registrant and Braemar Hotels & Resorts Inc. (“Braemar”) and between the Registrant and Ashford Hospitality Trust, Inc. (“Ashford Trust”) provide for indemnification by the Registrant of Braemar and Ashford Trust and their respective directors, officers and employees and indemnification by Braemar and Ashford Trust of the Registrant’s directors, officers and employees for certain liabilities. The amount of these indemnity obligations is unlimited.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

Item 16. Exhibits.

The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 17. Undertakings.

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that:

(A)       Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

PART II-1

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulation prescribed by the Commission under Section 305(b)(2) of the Act.

PART II-2

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
1.2**	Form of Sales Agreement
2.1***

Combination Agreement, dated as of May 31, 2019, between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, Ashford Inc., James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding Corp. and Ashford Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of the Form 8-K12B filed by the Issuer on November 6, 2019) (File No. 001-36400)

2.2***

First Amendment to Combination Agreement, dated as of July 17, 2019, between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, Ashford Inc., James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding Corp. and Ashford Merger Sub Inc. (incorporated by reference to Exhibit 2.2 of the Form 8-K12B filed by the Issuer on November 6, 2019) (File No. 001-36400)

2.3***

Second Amendment to Combination Agreement, dated as of August 28, 2019, between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, Ashford Inc., James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding Corp. and Ashford Merger Sub Inc. (incorporated by reference to Exhibit 2.3 of the Form 8-K12B filed by the Issuer on November 6, 2019) (File No. 001-36400)

3.1***	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Form 8-K12B filed by the Issuer on November 6, 2019) (File No. 001-36400)
3.2***	Articles of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 of the Form 8-K12B filed by the Issuer on November 6, 2019) (File No. 001-36400)
3.3***

Certificate of Designation of the Series D Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.2 of the Form 8-K12B filed by the Issuer on November 6, 2019) (File No. 001-36400)

3.4***	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 of the Form 8-K12B filed by the Issuer on November 6, 2019) (File No. 001-36400)
4.1*	Specimen Common Stock Certificate
4.2**	Form of Preferred Stock Certificate
4.3**	Form of Deposit Agreement and Depositary Receipt with respect to Depositary Shares
4.4***	Form of Senior Indenture (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed on October 5, 2018) (File No. 333-227729)
4.5***	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 filed on October 5, 2018) (File No. 333-227729)
4.6***	Form of Senior Debt Security (included in Exhibit 4.4) (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 filed on October 5, 2018) (File No. 333-227729)
4.7***	Form of Subordinated Debt Security (included in Exhibit 4.5) (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 filed on October 5, 2018) (File No. 333-227729)
4.8**	Form of Warrant Agreement
4.9**	Form of Rights Certificate
4.10**	Form of Unit Note and Unit Certificate
5.1*	Opinion of Cadwalader, Wickersham & Taft LLP
5.2*	Opinion of Fennemore Craig, P.C.
23.1*	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1)
23.2*	Consent of Fennemore Craig, P.C. (included in Exhibit 5.2)

PART II-3

23.3*	Consent of BDO USA LLP
24.1***	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-3 filed on October 5, 2018) (File No. 333-227729)
25.1****	Form T-1 Statement of Eligibility of the Trustee

*                             Filed herewith.

**                      To be filed as an exhibit to a current report of the registrant on Form 8-K in connection with the offering of securities hereunder and incorporated by reference herein.

***               Previously filed.

****        Where applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 30, 2020.

ASHFORD INC.

By:	/s/ Deric S. Eubanks
	Name:	Deric S. Eubanks
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	*	Chairman and Chief Executive Officer	January 30, 2020
	Montgomery J. Bennett	(Principal Executive Officer)

	/s/ Deric S. Eubanks	Chief Financial Officer	January 30, 2020
	Deric S. Eubanks	(Principal Financial Officer)

	*	Chief Accounting Officer	January 30, 2020
	Mark L. Nunneley	(Principal Accounting Officer)

	*		January 30, 2020
	Dinesh P. Chandiramani	Director

	*		January 30, 2020
	Darrell T. Hail	Director

	*		January 30, 2020
	J. Robison Hays, III	Director

	*		January 30, 2020
	Uno Immanivong	Director

	*		January 30, 2020
	Brian Wheeler	Director

	*		January 30, 2020
	W. Michael Murphy	Director

* By:	/s/ Deric S. Eubanks
Deric S. Eurbanks
Attorney-in-fact

PART II-4